Exhibit 10.1

SIGHT SCIENCES, INC. 2021 INCENTIVE AWARD PLAN

Sub-Plan for UK EMPLOYEES

a.
Purpose

Pursuant to the powers granted by the Administrator in Section 10.5 of the Sight Sciences, Inc. 2021 Incentive Award Plan (as it may be amended or restated from time to time, the “Plan”), the Administrator has adopted this Sub-Plan (the “Sub-Plan”). The purpose of the Sub-Plan is to promote the success and enhance the value of Sight Sciences, Inc., (the “Company”), by linking the individual interests of Employees, to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Sub-Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Employees upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Only Employees may receive Awards under the Sub-Plan. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed thereto in the Plan.

b.
Eligibility

The Sub-Plan forms the rules of the employee share scheme applicable to Awards made under the Sub-Plan to Employees of the Company and any Subsidiaries based in the United Kingdom or in any other jurisdiction at the discretion of the Administrator. Other Service Providers who are not Employees (such as Consultants and non-employee Directors) are not eligible to receive Awards and become Participants under this Sub-Plan. References to the phrase “Service Provider” shall be interpreted as referring only to Employees when that phrase in the Plan is used in the context of the Sub-Plan and Awards granted to Employees under this Sub-Plan.

c.
Administration and Delegation
1.
The provisions of Article 3 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.
2.
Capitalized terms used in the Sub-Plan which are not defined herein shall have the meaning given in the Plan, and where the context requires any references to the “Plan” in those definitions shall be a reference to the Sub-Plan. The singular pronoun shall include the plural where the context so indicates.
3.
In the event of a conflict between the terms of the Sub-Plan and the Plan with respect to Awards granted to Employees based in the United Kingdom under the Sub-Plan, the terms of the Sub-Plan will control.
d.
Stock Available for Awards
1.
Except as set out below, and subject to the terms of 4(c) of this Sub-Plan, the provisions of Article 4 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.
2.
Sections 4.3 and 4.5 of the Plan will not apply to the Sub-Plan.

3.
The aggregate number of Shares which may be issued or transferred pursuant to Awards under the Sub-Plan, when taken together with the number of Shares which may be issued or transferred pursuant to Awards under the Plan or any other sub-plan shall not exceed the limits specified by Article 4 of the Plan, as amended from time to time.
e.
Stock Options and Stock Appreciation Rights
1.
Except as set out below, the provisions of Article 5 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.
2.
Unless otherwise determined appropriate by the Administrator, any Option granted under this Sub-Plan shall be a Non-Qualified Stock Option. Any reference to Incentive Stock Option shall not apply to Options granted pursuant to this Sub-Plan.
f.
Restricted Stock; Restricted Stock Units

The provisions of Article 6 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.

g.
Other Stock or Cash Based Awards

The provisions of Article 7 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.

h.
Adjustments For Changes In Common Stock And Certain Other Events

The provisions of Article 8 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.

i.
General Provisions Applicable To Awards
1.
Except as set out below, the provisions of Article 9 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.
2.
Section 9.5 of the Plan shall be amended so that the term “taxes required by law to be withheld” and any similar phrases relating to tax obligations when used in Section 9.5 shall include income tax, employee’s National Insurance contributions and (at the discretion of the Company and to the extent permitted by law) employer’s National Insurance contributions or other similar taxes arising in any jurisdiction (any a “Tax Liability”) that are attributable to (i) the grant, exercise or vesting of, or any benefit derived by the Participant from, an Award or the Common Stock which are the subject of the Award; (ii) the transfer or issuance of Common Stock to the Participant upon exercise or satisfaction of an Award; (iii) any restrictions applicable to any Common Stock held by the Participant ceasing to apply thereto; or (iv) the disposal of any Common Stock (each event referred to as a “Taxable Event”). The Participant will indemnify and keep indemnified the Company and his/her employing company, if different, from and against any liability for or obligation to pay any Tax Liability arising in consequence of any Award.

3.
The following language set out below is in addition to Section 9.5 of the Plan:

“The Participant agrees that if the Participant does not pay, or his/her employer (the “Employer”) or the Company does not withhold from the Participant, the full amount of any income tax arising in respect of any Taxable Event (and to the extent such income tax pertains to a “notional payment” as defined in Section 222(1)(a) of the Income Tax (Earnings and Pensions) Act 2003 (“ITEPA”)) within ninety (90) days after the end of the tax year in which the notional payment is treated as having been made (for the purposes of Section 222 of ITEPA), or such other period specified in Section 222(1)(c) of ITEPA, (the “Relevant Period”) then the amount of income tax and employee’s National Insurance contributions that should have been withheld in respect of the notional payment shall constitute a loan owed by the Participant to the Employer, effective from the end of the Relevant Period. The Participant agrees that the loan will bear interest at HMRC’s official rate and will be immediately due and repayable by the Participant, and the Company and/or the Employer may recover it at any time thereafter by: (i) withholding the funds from salary, bonus or any other funds due to the Participant by the Employer; (ii) withholding Common Shares otherwise issuable upon vesting and/or exercise of the Award or all or a portion of the cash proceeds otherwise due to the Participant from the sale of Common Shares; or (iii) demanding cash or a cheque from the Participant. The Participant also authorizes the Company to delay the issuance of any Common Shares to the Participant unless and until the loan is repaid in full.

Notwithstanding the foregoing, if the Participant is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that the Participant is an officer or executive director and the full amount of any income tax arising in respect of any Taxable Event (to the extent such income tax pertains to a “notional payment” as defined in Section 222(1)(a) of ITEPA) is not collected from or paid by the Participant within ninety (90) days after the end of the tax year in which the notional payment is treated as having been made (for the purposes of Section 222 of ITEPA), or such other period specified in Section 222(1)(c) of ITEPA, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and National Insurance contributions may be payable. The Participant acknowledges that the Company or the Employer may recover any such additional income tax and (to the extent permitted by law) National Insurance contributions at any time thereafter by any of the means referred to in the Sub-Plan.”

4.
Section 9.10 of the Plan will not apply to the Sub-Plan.
j.
Miscellaneous
1.
The provisions of Article 10 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.
2.
The following language set out below is in addition to the terms of Section 10.1:

“Neither the Sub-Plan nor any Award made under the Sub-Plan shall give the Participant any rights to compensation or damages including, without limitation, for any loss or potential loss that the Participant may suffer by reason of being unable to exercise any Option or forfeiting any Award or Common Stock as a result of the termination of the Sub-Plan, the lapsing or termination of an Award or the Participant’s Termination of Service including where any Termination of Service is subsequently held to be wrongful or unfair.”

3.
The Company and any Subsidiary will collect and process information relating to employees based in the United Kingdom in accordance with the privacy notice which is available on the Company’s intranet and internet sites.
4.
The provisions of Section 10.6 of the Plan shall only apply to Awards under the Sub-Plan to the extent such Awards are, in the opinion of the Administrator, subject to Section 409A of the Code.
k.
Definitions
1.
Except as set out below, the provisions of Article 11 of the Plan shall apply to this Sub-Plan as if references to the Plan are references to the Sub-Plan.
2.
Section 11.6 (“Cause”) shall mean (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant has committed gross neglect or willful misconduct of the Participant’s duties; (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) conviction of the Participant of a criminal offence (other than in connection with a traffic violation that does not result in imprisonment); (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.
3.
Section 11.12 (“Consultant”) shall not apply to this Sub-Plan.
4.
Section 11.38 (“Service Provider”) shall mean an Employee.
5.
Wherever the following terms are: (i) used in the Sub-Plan; or (ii) used in the Plan but apply to Awards made under the Sub-Plan, they shall have the meanings specified below, unless the context clearly indicates otherwise:
(i)
“Award” means, individually, or collectively, a grant under the Sub-Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents or Other Stock or Cash Based Awards;
(ii)
“Service Provider” shall mean any person who is an Employee.

SIGHT SCIENCES, INC.
2021 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

Capitalized terms not specifically defined in this Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan Sub-Plan for UK employees (as amended from time to time, the “Plan”) of Sight Sciences, Inc. (the “Company”).

The Company has granted to the participant listed below (“Participant”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Stock Option Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Exercise Price per Share:
Shares Subject to the Option:
Final Expiration Date:
Vesting Commencement Date:
Vesting Schedule:
Type of Option:

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

SIGHT SCIENCES, INC.	PARTICIPANT
By:
Name:
Title:

STOCK OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL
I.1
Grant of Option. The Company has granted to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).
I.2
Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
ARTICLE II.

PERIOD OF EXERCISABILITY
II.1
Commencement of Exercisability. The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. Notwithstanding anything in the Grant Notice, the Plan or this Agreement to the contrary, unless the Administrator otherwise determines, the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s Termination of Service for any reason.
II.2
Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires. The Option will be forfeited immediately upon its expiration.
II.3
Expiration of Option. The Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:
(a)
The final expiration date in the Grant Notice;
(b)
Except as the Administrator may otherwise approve, the expiration of three (3) months from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;
(c)
Except as the Administrator may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; and
(d)
Except as the Administrator may otherwise approve, Participant’s Termination of Service for Cause.
ARTICLE III.

EXERCISE OF OPTION
III.1
Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Designated Beneficiary as provided in the Plan.

III.2
Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised, in whole or in part, according to the procedures in the Plan at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.
III.3
Tax Withholding.
(a)
The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the Option as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Option.
(b)
Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability.
(c)
Participant agrees to indemnify and keep indemnified the Company and any Subsidiary, including Participant’s employing company from and against any Tax Liability.
ARTICLE IV.

OTHER PROVISIONS
IV.1
Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
IV.2
Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the person entitled to exercise the Option) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
IV.3
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
IV.4
Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
IV.5
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
IV.6
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b‑3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
IV.7
Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
IV.8
Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
IV.9
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.
IV.10
Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.
IV.11
Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
IV.12
Data Protection. The Company will collect and process information relating to Participant in accordance with applicable data protection laws.

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Sight sciences, INC.
2021 INCENTIVE AWARD PLAN

RESTRICTED STOCK Unit Grant Notice

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the 2021 Incentive Award Plan Sub-Plan for UK employees (as amended from time to time, the “Plan”) of Sight Sciences, Inc. (the “Company”).

The Company has granted to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:
Grant Date:
Number of RSUs:
Vesting Commencement Date:
Vesting Schedule:

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

SIGHT SCIENCES, INC.	PARTICIPANT
By:
Name:
Title:

RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

Article I.

general
I.1
Award of RSUs and Dividend Equivalents.
(a)
The Company has granted the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents the right to receive one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested.
(b)
The Company hereby grants to Participant, with respect to each RSU, a Dividend Equivalent for ordinary cash dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable RSU is settled, forfeited or otherwise expires. Each Dividend Equivalent entitles Participant to receive the equivalent value of any such ordinary cash dividends paid on a single Share. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account (without interest) on the applicable dividend payment date with the amount of any such cash paid.
I.2
Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.
I.3
Unsecured Promise. The RSUs and Dividend Equivalents will at all times prior to settlement represent an unsecured Company obligation payable only from the Company’s general assets.
Article II.

VESTING; forfeiture AND SETTLEMENT
II.1
Vesting; Forfeiture. The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. In the event of Participant’s Termination of Service for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as otherwise determined by the Administrator or provided in a binding written agreement between Participant and the Company. Dividend Equivalents (including any Dividend Equivalent Account balance) will vest or be forfeited, as applicable, upon the vesting or forfeiture of the RSU with respect to which the Dividend Equivalent (including the Dividend Equivalent Account) relates.
II.2
Settlement.
(a)
RSUs and Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the vesting of the applicable RSU, but in no event more than sixty (60) days after the RSU’s vesting date. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate Applicable Law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.
(b)
If an RSU is paid in cash, the amount of cash paid with respect to the RSU will equal the Fair Market Value of a Share on the day immediately preceding the payment date. If a Dividend Equivalent is paid in Shares, the number of Shares paid with respect to the Dividend Equivalent will equal the quotient, rounded down to the nearest whole Share, of the Dividend Equivalent Account balance divided by the Fair Market Value of a Share on the day immediately preceding the payment date.
Article III.

TAXATION AND TAX WITHHOLDING
III.1
Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.
III.2
Tax Withholding.
(a)
The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the RSUs or Dividend Equivalents as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Award.
(b)
Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs and the Dividend Equivalents, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs or Dividend Equivalents. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the RSUs or the Dividend Equivalents or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs or Dividend Equivalents to reduce or eliminate Participant’s tax liability.
(c)
Participant agrees to indemnify and keep indemnified the Company and the Subsidiaries, including Participant’s employing company from and against any Tax Liability.
Article IV.

other provisions
IV.1
Adjustments. Participant acknowledges that the RSUs, the Shares subject to the RSUs and the Dividend Equivalents are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.
IV.2
Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.
IV.3
Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
IV.4
Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.
IV.5
Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
IV.6
Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement, the RSUs and the Dividend Equivalents will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent Applicable Laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.
IV.7
Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.
IV.8
Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.
IV.9
Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement.
IV.10
Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

IV.11
Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.
IV.12
Data Protection. The Company will collect and process information relating to Participant in accordance with applicable data protection laws.

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